SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): April 13, 2004

                         JONES LANG LASALLE INCORPORATED
                         -------------------------------
             (Exact name of registrant as specified in its charter)

          Maryland                     001-13145                 36-4150422
          --------                     ---------                 -----------
       (State or other           (Commission File Number)      (IRS Employer
jurisdiction of Incorporation                               Identification No.)

                   200 East Randolph Drive, Chicago, IL   60601
                   ------------------------------------   ------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (312) 782-5800

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     In a press release issued on April 13, 2004, Jones Lang LaSalle Incorporated (the "Company") announced that it closed on its Amended and Restated Multicurrency Credit Agreement dated as of April 13, 2004 (the "Agreement") among Jones Lang LaSalle Finance B.V., a subsidiary of the Company, the Company and certain of its other subsidiaries, as guarantors, Harris Trust and Savings Bank, as Administrative Agent and Lead Arranger, Bank of America, N.A. and LaSalle National Bank Association, as Co-Syndication Agents and US Bank National Association and Royal Bank of Scotland, as Co-Documentation Agents.

     The Agreement is the Company's unsecured revolving credit facility for working capital, investments and acquisitions. The amendment and restatement increased the limit of the facility from $225.00 million to $325.00 million and extended the term to April 13, 2007. Initial pricing under the amended facility will be LIBOR + 1.50%, a reduction of 37.5 basis points. Under the Agreement, the Company has the authority to borrow up to an additional $100.00 million under local facilities. In addition, certain of the covenants contained in the Agreement, including financial covenants, were modified to provide the Company with more operating flexibility. Specifically, the minimum fixed charge coverage ratio was eliminated, the minimum interest coverage ratio remained at a ratio of
2.50 to 1, the minimum net worth covenant requires consolidated net worth of at least $360.00 million and the maximum cash flow leverage requires a ratio of
3.25 to 1.

     A copy of the Agreement will be filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c) Exhibits

     The following exhibit is included with this Report:

     99.1. Press release issued by Jones Lang LaSalle Incorporated on April 13, 2004

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2004                JONES LANG LASALLE INCORPORATED

                                    By: /s/Brian P. Hake
                                    ----------------------------------
                                        Name:  Brian P. Hake
                                        Title: Executive Vice President and
                                               Treasurer

                                  EXHIBIT INDEX
                                  -------------

Exhibit 99.1 Press release issued by Jones Lang LaSalle Incorporated on April
             13, 2004